MORTGAGE AND SECURITY AGREEMENT


         THIS MORTGAGE AND SECURITY AGREEMENT (this "Mortgage") is made and entered into as of the 15th day of January, 1992, by and between Vindicator, Inc. of Hillsborough County, Florida, hereinafter called Mortgagor; and Nordion International, Inc., a Canadian corporation hereinafter called Mortgagee;

                              W I T N E S S E T H:
                              -------------------

         Mortgagor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Mortgagor paid by Mortgagee, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, assign, transfer, convey and confirm unto Mortgagee the following described property (collectively, the "Property"):

         (A) The Land. All of the land located in Polk County, Florida and described as follows:

         A parcel of land being in the SW1/4 of Section 2, TOWNSHIP 30 SOUTH, RANGE 23 EAST, Polk County, Florida, being more particularly described as follows:

         Commence at the Southwest corner of said Section 2; thence North 00(degree)07'56" West along the West line of said SW1/4 a distance of 1614.06 feet to the South line of the North 990 feet of said SW1/4; thence North 88(degree)34'00" East along said South Line and parallel with the North line of said SW1/4 a distance of 1643.3 feet to the point of beginning; thence South 01(degree)26'00" East, 360.00 feet; thence North 88(degree)34'00" East parallel with said North line of the SW1/4 a distance of 317.31 feet to the point of Curvature of a curve concaved Northwesterly having a radius of 570.00 feet, a central angle of 18(degree)51'00", a chord bearing of North 79(degree)08'30" East, and a chord distance of 186.68 feet; thence Northeasterly along said curve 187.53 feet to the point of Tangency; thence North 69(degree)43'00" East, 56.11 feet to point of curvature of a curve concaved northwesterly having a radius of 30.00 feet, a central angle of 90(degree)00'00", a chord bearing of North 24(degree)43'00" East, and a chord distance of 42.43 feet; thence Northeasterly along said curve 47.12 feet to the point of Tangency, said point being on the Westerly right of way line of Prairie Mine Road; thence North 20(degree)17'00" West along said right of way line 288.70 feet to said South line of the North 990 feet of said SW1/4; thence South 88(degree)34'00" West along said South line and parallel with said North line of the SW1/4 a distance of 480.00 feet to the point of beginning (the "Land").

         (B) Improvements. All buildings, structures, betterments and other improvements of any nature now or hereafter situated, or intended to be situated, in whole or in part upon the Land, regardless of whether physically affixed or now or hereafter severed or capable of severance from the Land (the "Improvements").

         (C) Personal Property and Fixtures. All of Mortgagor's personal property of every nature and fixture, including without limitation all furnishings, fixtures, machinery, tools and equipment used in, necessary for or related to the Mortgagor's facility, whether now owned or hereafter acquired or used in connection therewith and located thereon (the "Personal Property and Equipment").

         (D) Accounts. All debts, accounts, claims, money and choses in action which are, or which at any time hereafter be due or owing to or owned by the Company, and also securities, mortgages, bills, notes, and other documents, now held or owned, or which may be hereafter taken, held or owned by or on behalf of the Company in respect of the said debts, accounts, claims, moneys and choses in action or any part thereof, and also all books, documents and papers recording, evidencing or relating to the said debts, accounts claims, money and choses in action or any part thereof (the "Accounts Receivable");

         (E) Easements or Other Rights. Together with all easements, rights of way, gores of land streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the Land and Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, now owned or hereafter acquired by Mortgagor and the reversion and reversions, remainder and remainders, and all of the estate, rights, title, interests, property, possession, claim and demand whatsoever, at law as well as in equity, of Mortgagor, in and to the same, including but not limited to all judgments, awards or damages and settlements hereafter made resulting from condemnation proceedings or taking of the property described in paragraphs (A), (B), (C) or (D) hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property described in paragraphs (A), (B), (C) or (D) hereof or any part thereof, or to any rights appurtenant thereto.

                  Everything referred to in paragraphs (A), (B), (C), (D) or (E) is herein referred to as the "Mortgaged Property."

                  The Company undertakes that it shall, at its own expense, register the security interests created hereby, in accordance with the Uniform Commercial Code, and shall record the Mortgage and Security Agreement in the appropriate land registry office(s).

                  Until the security created hereby becomes enforceable the Company will not without the prior written consent of the Holder create or assume or have outstanding, except to the Holder, any mortgage, charge or other encumbrance on any part of the Mortgaged Property ranking or purporting to rank or capable of being enforced in priority to or pari passu with the security hereby created, other than liens for taxes, assessments and charges or levies not due at the date hereof;

                  Except as otherwise provided herein, the Company shall not without the prior written consent of the Holder, sell, lease, release, surrender, abandon or otherwise dispose of or move or transfer from its present location, the Mortgaged Property or any part thereof; however, the Company may at any time without consent of the Holder, lease or sell items of inventory in the ordinary course of its business so that purchasers thereof take title clear of the mortgages and charges created hereby but if such sale or lease results in Accounts Receivable such Accounts Receivable shall be subject to the mortgages and charges created hereby.

                  The Holder may at its discretion at any time release from the charges and security interests contained herein any part or parts of the Mortgaged Property or any of the security either with or without sufficient consideration therefore, without responsibility therefore and without releasing any other part of the Mortgaged Property or from any of the covenants herein contained. Every part of the Mortgaged Property into which the Mortgaged Property is or may hereinafter be divided does and shall stand charged of payment of the indebtedness and no person shall have the right to require that the indebtedness be apportioned.

                  Mortgagor hereby grants to Mortgagee a mortgage and a security interest in all of the Mortgaged Property and in addition to the rights of a mortgagee, Mortgagee shall have all rights of a secured party under the Florida Uniform Commercial Code.

                  TO HAVE AND TO HOLD the Property unto Mortgagee forever.

                  Mortgagor hereby covenants with Mortgagee that Mortgagor is indefeasibly seized with the absolute and fee simple title to the Property; that Mortgagor has full power and lawful authority to sell, convey, assign, transfer and mortgage the same; that it shall be lawful for Mortgagee at any time hereafter peaceably and quietly to enter upon, have, hold and enjoy the Property and every part thereof.

                  Mortgagor covenants that Mortgagor, at Mortgagor's own expense, will execute such other and further instruments and assurances to vest absolute and fee simple title to the Property in Mortgagee that may be requested by Mortgagee; and that Mortgagor will warrant and defend the title to the Property unto Mortgagee against the lawful claims and demands of all persons whomsoever.

                  This Mortgage and Security Agreement is given to secure payment of amounts owed to the Mortgagee and any interest accruing thereon (if any) (i) as set out in the Convertible Debenture dated January 15, 1992 issued by Mortgagor to Mortgagee, in the amount of $900,000 attached hereto as Exhibit A; (ii) up to $250,000 in additional loans from Mortgagee to Mortgagor, pursuant to an Agreement dated December 11, 1991 between Mortgagor and Mortgagee evidenced by a certain Debenture dated January 15, 1992 between Mortgagor and Mortgagee; and (iii) up to $500,000 in additional loans from Mortgagee to Mortgagor which may be advanced in the discretion of Mortgagee for the purpose of providing additional working capital for Mortgagor.

                  Mortgagor has executed and delivered a Mortgage and Security Agreement dated as of October 22, 1991 (the "Existing Mortgage") in favor of Mortgagee to secure up to $600,000 of indebtedness, as referenced therein. It is the intention of Mortgagor and Mortgagee that this Mortgage constitute a first mortgage lien on the Property on a parity with the Existing Mortgage. Mortgagee may enforce this Mortgage and/or the Existing Mortgage either together or individually and in any order.

                  Mortgagor hereby further covenants to pay all taxes and assessments levied or assessed upon the Property before the same become delinquent, and in no event to permit the Property, or any part thereof, to be sold for nonpayment of taxes or assessments; to keep the Property in good repair and to permit, commit or suffer no waste, impairment or deterioration thereof; to comply strictly with all laws and governmental regulations and rules affecting the Property or its operation; to pay all taxes that may be levied or assessed on this Mortgage or the moneys secured hereby; to permit no mechanic's or other liens arising either by contract or by law to be created or rest upon all or any part of the Property for ten days without the same being paid or released and discharged of the Property; and to pay all costs and expenses incurred or paid by Mortgagee in collecting the moneys hereby secured or in enforcing or protecting the rights and security of the Mortgagee hereunder, including reasonable attorney's fees incurred out of court, at trial, on appeal, or in bankruptcy proceedings, in the event this Mortgage and the liability be placed in the hands of an attorney for collection.

                  Mortgagor further covenants to keep the buildings, structures and other improvements now or hereafter erected or placed on the Land and constituting a part of the Property constantly insured against all loss or damage for the full insurable value thereof for fire, windstorm and extended coverage in insurance companies satisfactory to Mortgagee (but Mortgagee shall not be liable for the insolvency or irresponsibility of any such companies,) which policies shall provide for not less than 10 days prior written notice of cancellation to Mortgagee, and to pay promptly all premiums for such insurance, the policies representing which shall be delivered to and held by Mortgagee as additional security for the payment of the indebtedness and liability secured hereby. All sums recoverable on any such insurance policies shall be made payable to Mortgagee by a loss payable clause satisfactory to Mortgagee, to be attached to such policies. In the event any such insurance policy shall expire during the life hereof, Mortgagor agrees to procure and pay for renewal a thereof, with the above requirements, replacing such expired policy, ten days prior to the expiration date of such policy. In case of loss, Mortgagee is hereby authorized to adjust and settle any claim under any such policy and Mortgagee is authorized to collect and receipt for any such insurance money and to apply the same, at Mortgagee's option, in reduction of the indebtedness hereby secured, whether due or not, or to allow Mortgagor to use such insurance money, or any part thereof, in repairing the damage or restoring the improvements or other property without affecting the lien hereof for the full amount secured hereby.

                  It is further covenanted that Mortgagee may (but shall not be obligated to) advance moneys that should have been paid by Mortgagor hereunder in order to protect the lien or security hereof, and Mortgagor agrees without demand to forthwith repay such money, which amount shall bear interest from the date so advanced until paid at the annual rate of three percentage points above the "prime rate" for similarly sized commercial obligations as published from time to time in the Wall Street Journal and shall be considered as so much additional indebtedness secured hereby; but no payment by Mortgagee of any such moneys shall be deemed a waiver of any rights of Mortgage hereunder.

                  Mortgagor further covenants that granting any extension or extensions of the time for payment of any part or all of the total indebtedness or liability secured hereby, or taking other or additional security for payment thereof, shall not affect this Mortgage or the rights of Mortgagee hereunder, or operate as a release from any liability upon any part of the indebtedness hereby secured or under any covenant herein contained.

                  It is further covenanted and made of the essence hereof that in case of failure to make any payment when due or default for thirty
         (30) days in the performance of any of the other covenants herein on the part of Mortgagor, then the Mortgagee may consider all unmatured indebtedness or liability secured hereby, and accrued interest thereon, if any, as immediately due and payable, without demand and without notice or declaration, and Mortgagee shall have the right forthwith to institute proceedings to enforce the collection of all money secured hereby and/or to foreclose the lien hereof.

                  Mortgagee may proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy (i) to foreclose the lien of this Mortgage or obtain possession of the Mortgaged Property, or both, under the judgment or decree of a court or courts of competent jurisdiction, (ii) to realize upon any and all other security for the sums due under the Debenture as Mortgagee may elect; and no such action, suit, proceeding, judgment, levy, execution, or other process will constitute an election of remedies by Mortgagee, or will in any manner alter, diminish, or impair the lien created by this Mortgage, unless and until the sums due under the Debenture are paid in full, and
         (iii) to pursue any other remedy available to it, all as Mortgagee shall deem more effectual for such purpose.

                  Mortgagee may apply, on ex parte motion to any Court of competent jurisdiction, for the appointment of a receiver to take charge of, management, preserve, protect, complete construction of, and operate the Mortgaged Property and any business or businesses situated thereon, or any combination; to collect the rents; to make all necessary and needed repairs; to pay all taxes, assessments, insurance premiums, and all other costs incurred in connection with the Mortgaged Property; and, after payment of the expenses of the receivership, including reasonable attorney's fees, and after compensation to the receiver for management and completion of the Mortgaged Property, to apply all net proceeds derived therefrom in reduction of the indebtedness secured hereby; or in such other manner as the Court shall direct. The appointment of such receiver shall be a matter of strict right to Mortgagee, regardless of the adequacy of the security or of the solvency of any party obligated for payment of the indebtedness secured hereby. All expenses, fees, and compensation incurred pursuant to any such receivership shall be secured by the lien of this Mortgagee until paid. The receiver, personally or through agents, may exclude the Mortgagor wholly from the Mortgaged Property and have, hold, use, operate, manage and control the Mortgaged Property, and may in the name of the Mortgagor exercise all of the Mortgagor's rights and powers to maintain, construct, operate, restore, insure, and keep insured the Mortgaged Property in such manner as such receiver deems appropriate.

                  No delay or omission of Mortgagee or of any holder of the indebtedness secured hereby to exercise any right, power or remedy accruing upon a default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such default or to constitute acquiescence therein. Every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.

                  No waiver of any default hereunder shall extend to or affect any subsequent or any other default then existing, or impair any rights, powers or remedies consequent thereon. If Mortgagee (a) grants forbearance of an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof;
         (c) waives or does not exercise any right granted in this Mortgage; (d) releases any part of the Mortgaged Property from the lien of this Mortgage; (e) consents to the filing of any map, plat or replat of the Land; (f) consents to the granting of any easement on the Land; or (g) makes or consents to any agreement changing the terms of the indebtedness hereby secured by this Mortgage or subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the original liability under this Mortgage or otherwise of Mortgagor, or any subsequent purchaser of the Mortgaged Property or any part thereof or any maker, co-signer, endorser, surety or guarantor. Nor shall any such act or omission preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in case of any default then existing or of any subsequent default; nor, except as otherwise expressly provided in an instrument or instruments executed by Mortgagee, shall the lien of this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, Mortgagee, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder.

                  No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

                  It is further stipulated and agreed by and between the parties that Mortgagee shall have the right to exercise any option or privilege herein given or reserved and to enforce any duty of Mortgagor at any time without further or other notice regardless of any prior waiver by Mortgagee or default of Mortgagor or delay by Mortgagee in exercising any right, option, or privilege or enforcing such duty of Mortgagor, and no waiver by Mortgagee or default of Mortgagor nor delay of Mortgagee in exercising any right, privilege or option or in enforcing any duty of Mortgagor shall be deemed, held, or construed to be a waiver or any of the terms or provisions of this Mortgage or of any subsequent or continuing default.

                  This instrument also serves as a security agreement and creates a security interest in favor of Mortgagee herein under the Uniform Commercial Code as adopted in Florida, and Mortgagee shall also have all rights, privileges and remedies including notice of a secured party under the Florida Uniform Commercial Code and without limitation upon or in derogation of the rights and remedies created under and accorded Mortgagee by this Mortgage pursuant to the common law or any other laws of the State of Florida or any other jurisdiction, it being understood that the rights and remedies of Mortgagee under the Florida Uniform Commercial Code shall be cumulative and in addition to all other rights and remedies of Mortgagee arising under the common law or any other laws of the State of Florida or of any other jurisdiction. On demand Mortgagor shall promptly pay all costs and expenses of filing statements, continuation statements, partial releases, and termination statements deemed necessary or appropriated by Mortgagee to establish and maintain the validity and priority of the security interest of Mortgagee. It is expressly agreed in accordance with the provisions of the Florida Uniform Commercial Code, ten (10) days notice by Mortgagee to Mortgagor shall be deemed to be reasonable notice under any provisions of the Florida Uniform Commercial Code requiring such notice.

                  This Mortgage is given to secure not only the existing Debentures, but also such additional debentures as may be issued from time to time by Mortgagor to Mortgagee or other indebtedness as may be extended from time to time by Mortgagee to Mortgagor according to the provisions set forth above within twenty (20) years from the date hereof, to the same extent as if such additional debentures or other indebtedness were issued on the date of the execution of this Mortgage. Such debentures or other indebtedness shall constitute future advances under this Mortgage. The total amount of Debentures or other indebtedness that may be so secured may decrease or increase from time to time, but the total unpaid balance so secured at one time shall not exceed $2,000,000, plus interest thereon and any disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property and interest on such disbursements.

                  Mortgagor hereby waives all rights of homestead exemption granted by the Constitution and laws of Florida. All covenants and obligations of the respective parties hereto shall extend to and be binding upon their respective heirs, personal representatives, successors and assigns.

                  IN WITNESS WHEREOF, Mortgagor has executed this Mortgage this 15th day of January, 1992.

                  Singed, sealed and delivered in the presence of:

                                              VINDICATOR, INC.


ATTEST:                                       By:
        -------------------------------          -------------------------------
        Walter H. Harkala, Secretary             Sam R. Whitney, President



STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

         BEFORE ME, the undersigned authority, on this 15th day of January, 1992, personally appeared Sam R. Whitney and Walter H. Harkala, to me known, who, being by me duly sworn did depose and say that they are the president and secretary, respectively, of Vindicator, Inc., the corporation that executed the Mortgage and Security Agreement, and that the same was executed freely and voluntarily, for the uses and purposes therein expressed.

         WITNESS my hand and official seal the date aforesaid.


                                              ---------------------------
                                              Notary Public


                                              My Commission Expires: